UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 17, 2012

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On December 17, 2012, CPI Corp. sold substantially all of the wedding business assets (the “Assets”) of Bella Pictures Holdings, LLC, a provider of branded, wedding photography services (the “Transaction”). The Transaction was made pursuant to the Asset Purchase Agreement (the “Agreement”) dated December 17, 2012, by and between Bella Pictures Holdings, LLC a Delaware limited liability company (the “Company” or “Seller”) and The Pros Entertainment Services, Inc., a Pennsylvania corporation (the “Buyer”). In consideration for the assets purchased, the Buyer assumed certain liabilities of the Company, consisting primarily of specified customer fulfillment obligations for weddings booked on January 15, 2013 and thereafter, 20% of the contract value of weddings booked on January 15, 2013 and thereafter, and a payment of $60,000 to be held in escrow until completion of a transfer of the online hosting of the Bellapictures.com website.

The foregoing summary of the Transaction is not complete and is qualified in its entirety by a copy of the Asset Purchase Agreement filed as Exhibit 10.1 to this Form 8-K, which exhibit is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.

10.1
Asset Purchase Agreement, dated December 17, 2012, by and between Bella Pictures Holdings, LLC, a Delaware limited liability company, and The Pros Entertainment Services, Inc., a Pennsylvania corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

By:	/s/ Dale Heins
Dale Heins
Executive Vice President, Finance
Chief Financial Officer and Treasurer
(Principal Financial Officer)

December 26, 2012